                                    FORM OF
                               CUSTODIAN AGREEMENT

      THIS CUSTODIAN  AGREEMENT (the "Agreement") is made as of _______________,
2002, between each registered investment company having executed this Agreement, each a corporation  organized and existing under the laws of the state of Kansas
(each a "Fund" and collectively,  the "Funds"),  and Banc of America  Securities
LLC, a Delaware limited liability company (the "Custodian").

      WHEREAS, each Fund is a management investment company registered under the
Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS,  each Fund is authorized to issue its shares in separate  series, with  each  such  series  representing  interests  in a  separate  portfolio  of securities and other assets; and

      WHEREAS,  each Fund desires to retain the  Custodian to serve as custodian of each series of the Funds listed on Schedule 1 (such series listed on Schedule
1 as the same may be amended from time to time in  accordance  with the terms of this Agreement,  being referred to herein as the  "Portfolio(s)")  in compliance with the  requirements of the 1940 Act, and the Custodian is willing to so serve as custodian, on the terms and conditions set forth herein.

      NOW,  THEREFORE,  in  consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1.  EMPLOYMENT  OF CUSTODIAN  AND PROPERTY TO BE HELD BY IT. (a) Each Fund
hereby  employs the  Custodian  as the  custodian  of all monies and  securities received or owned by the Portfolios,  including  securities to be held in places within the United States ("Domestic  Securities") and foreign assets, as defined in Rule  17f-5(a)(2)  promulgated  under the 1940 Act,  to be held  outside  the
United States ("Foreign Securities").

      (b) Each Fund, on behalf of its respective Portfolios, will deliver to the
Custodian all securities  and monies  received or owned by the Portfolios at any time. The Custodian shall not be responsible for such securities or monies until it shall actually receive them.

      2.  DUTIES OF THE  CUSTODIAN  WITH  RESPECT  TO ASSETS  HELD IN THE UNITED
STATES.

      2.1.  HOLDING  ASSETS.  (a) Except for Domestic  Securities  deposited and maintained in a Securities System pursuant to paragraph (b) of this Section 2.1, the Custodian shall hold all Domestic  Securities  physically  segregated at all times from those of any other  person or  persons  and shall mark such  Domestic
Securities  in such manner as to clearly  identify  them as the  property of the applicable Portfolio.

      (b) The  Custodian  may  deposit and  maintain  Domestic  Securities  in a clearing  agency  registered with the Securities and Exchange  Commission  under
Section 17A of the Securities  Exchange Act of 1934 (the "Exchange Act"),  which acts as a securities  depository,  or in the book-entry system authorized by the
U.S. Department of the Treasury and the Board of Governors (the "Federal Reserve
Board") of the Federal Reserve System (collectively, the "Securities System") in accordance  with  applicable  rules and regulations of the Federal Reserve Board and the  Securities and Exchange  Commission.  The Domestic  Securities  will be represented in an account of the Custodian ("Account") in the Securities System,
which shall  include  only those assets  which the  Custodian  shall hold in its capacity as a fiduciary or otherwise for customers,  and the Domestic Securities shall be  identified  by book-entry in the records of the Custodian as belonging to the applicable Portfolio.  Each Fund, on behalf of its respective Portfolios, will provide to the Custodian, as required by Rule 17f-4(d)(5) promulgated under the 1940 Act,  (i) prior to the initial  deposit of Domestic  Securities  in the
Securities  System,  with evidence that the Board of Directors  (the "Board") of that Fund on behalf of the relevant Portfolio has adopted a resolution approving the initial use of a particular Securities System, and (ii) any time thereafter, with evidence that the Board has adopted a resolution  approving any  subsequent changes in the use of a Securities System for a Portfolio.

      (c) The Custodian shall upon receipt of Proper Instructions (as defined in
Article 4 hereof)  establish  and maintain a segregated  account or accounts for and on  behalf  of  each  Portfolio,  into  which  account  or  accounts  may be
transferred  cash  or  Domestic   Securities,   including  Domestic   Securities
maintained  by the  Custodian  in an Account with the  Securities  System (i) in accordance  with the provisions of any agreement  between a Fund, the Custodian, any other  broker-dealer  registered  under the Exchange Act and a member of the
National  Association  of  Securities  Dealers,  Inc.  ("NASD")  or any  futures commission  merchant  registered under the Commodity  Exchange Act,  relating to compliance with the rules of The Options  Clearing  Corporation,  any registered national  securities  exchange,  the Commodity Futures Trading  Commission,  any registered contract market ("Contract  Market"),  or of any similar organization or  organizations,  regarding  escrow or other  arrangements  in connection with transactions by a Portfolio, (ii) for purposes of segregating cash or government securities  in  connection  with  options  purchased,  sold or  written  by such
Portfolio or commodity  futures contracts or options thereon or forward currency contracts  purchased  or sold by  such  Portfolio,  (iii)  for the  purposes  of compliance by the Portfolio with the procedures  required by Investment  Company
Act Release No. 10666,  or any subsequent  release or releases of the Securities and Exchange  Commission  relating to the maintenance of segregated  accounts by registered  investment  companies,  and (iv) for other proper business purposes, but only, in the case of this clause (iv),  upon receipt of Proper  Instructions and a certified  copy of a  resolution  or consent of the Board of the  relevant
Fund  setting  forth the  purpose or  purposes  of such  segregated  account and declaring such purposes to be proper business purposes.

      (d) The  Custodian  shall open and  maintain a  separate  bank  account or account in the United  States in the name of each  Portfolio of a Fund,  subject only to draft or order by the  Custodian  acting  pursuant  to the terms of this
Agreement, and shall hold in such account or accounts, subject to the provisions hereof,  all monies  received  by it from or for the  account of the  applicable
Portfolio.  Monies held by the Custodian for a Portfolio may be deposited by the
Custodian to its credit as Custodian in such banks or trust  companies as it may in its discretion  deem necessary or desirable;  provided,  however,  that every such bank or trust  company  shall be qualified to act as a custodian  under the
1940 Act and that each such bank or trust  company and the funds to be deposited with each  such  bank or trust  company  shall be  approved  by the Board of the relevant  Fund.  Such monies shall be deposited by the Custodian in its capacity as such and shall be  withdrawable  by the Custodian only in such capacity.  The
Custodian shall, upon receipt of Proper Instructions,  invest monies received in and other instruments as may be set forth in such Proper Instructions.

      2.2.  DELIVERY OF  SECURITIES.  The  Custodian  shall  release and deliver
Domestic  Securities  held by the  Custodian  or in a  Securities  System  for a
Portfolio  upon  receipt  of  Proper  Instructions,   which  may  be  continuing
instructions  when deemed  appropriate  by the  parties,  only in the  following cases:

      (i) upon the  sale of such  Domestic  Securities  for the  account  of the
   Portfolio  and (A) upon the receipt of payment  registered  form,  in "street name" or in other  good  delivery  form  therefor;  (B) in the case of a sale effected  through a  Securities  System,  upon (a) receipt of advice from the
   Securities  System  that  payment  for  such  Domestic  Securities  has  been transferred  to the  Account and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment; or (C) to a broker or its clearing agent, against receipt therefor,  for examination in accordance with
   "street delivery" custom;

      (ii)  upon the  receipt  of  payment  in  connection  with any  repurchase agreement related to such Domestic Securities entered into by the Portfolio;

      (iii) to a  depository  agent  or  other  person  in  connection  with the reorganization, refinancing, merger, consolidation,  recapitalization or sale of  assets  of an  issuer or the  tender  or other  similar  offers  for such
   Domestic Securities,  and the Custodian shall obtain and hold under the terms of this Agreement such  certificates  of deposit,  interim  receipts or other instruments or documents as may be issued to it to evidence such delivery;

      (iv) to the issuer thereof,  or its agent,  when such Domestic  Securities are called, redeemed, retired or otherwise become payable; PROVIDED, HOWEVER, that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      (v) to the issuer thereof, or its agent, for transfer into the name of the
   Portfolio   or  into  the  name  of  any  nominee  or  nominee  name  of  any sub-custodian  or agent  appointed  pursuant to Section  2.8  hereof,  or for exchange  for a different  number of bonds,  certificates  or other  evidence representing  the same  aggregate  face  amount or  number  of such  Domestic
   Securities; PROVIDED, HOWEVER, that, in any such case, the new securities are to be delivered to the Custodian;

      (vi) in exchange for other  securities  issued or cash paid in  connection with the merger, consolidation, recapitalization, reorganization, refinancing or liquidation of the issuer of such Domestic Securities,  or the exercise of any conversion privilege or pursuant to any deposit agreement;

      (vii) in the case of  warrants,  rights or  similar  securities,  upon the surrender  thereof  in the  exercise  of such  warrants,  rights  or  similar securities or, in the case of interim receipts or temporary  securities,  the surrender thereof for definitive securities;  PROVIDED, HOWEVER, that, in any such case,  the new  securities  and cash, if any, are to be delivered to the
   Custodian;

      (viii) in connection  with any loans of securities  made by the Portfolio, but only against  receipt of adequate  collateral as agreed upon from time to time by the Custodian and the Portfolio,  which may be in the form of cash or obligations,  issued  by  the  United  States  government,  its  agencies  or instrumentalities;

      (ix) as  security  in  connection  with any  borrowings  by the  Portfolio requiring a pledge of assets by the  Portfolio,  but only against  receipt of amounts borrowed;

      (x)  in  accordance  with  the  provisions  of  any  agreement  among  the
   Portfolio,  the Custodian and/or any other broker/dealer registered under the
   Exchange Act and a member of the NASD,  relating to compliance with the rules of The Options Clearing  Corporation,  of any registered  national securities exchange,  or of any similar organization or organizations,  regarding escrow or other arrangements in connection with transactions by the Portfolio;

      (xi)  in  accordance  with  the  provisions  of any  agreement  among  the
   Portfolio,  the Custodian and a futures commission  merchant registered under the  Commodity  Exchange Act,  relating to  compliance  with the rules of the
   Commodity  Futures  Trading  Commission,  a Contract  Market,  or any similar organization or organizations,  regarding account deposits in connection with transactions by the Portfolio;

      (xii)  upon  receipt  of  instructions  from the  transfer  agent  for the
   Portfolio  (the "Transfer  Agent"),  for delivery to the Transfer Agent or to the holders of shares in the Portfolio in connection  with  distributions  in kind upon any repurchases of such shares; and

      (xiii) for any other  proper  business  purpose,  but only upon receipt of
   Proper  Instructions  specifying  the Domestic  Securities  to be  delivered, setting forth the purposes for which such  delivery is to be made,  declaring such  purposes  to be proper  business  purposes,  and  naming  the person or persons to whom delivery of such Domestic Securities shall be made.

      2.3. REGISTRATION OF SECURITIES. Domestic Securities held by the Custodian
(other than bearer  securities)  shall be registered in the name of the relevant
Portfolio or in the name of any nominee of the Fund on behalf of a Portfolio, or of any nominee of the Custodian which nominee shall be assigned exclusively to a
Portfolio,  unless the Portfolio has authorized in writing the  appointment of a nominee to be used in common  with other  investment  companies  having the same investment  adviser  as the  Portfolio,  or in the name or  nominee  name of any sub-custodian  or agent appointed  pursuant to Section 2.8 hereof or in the name of a Securities System, or its successor.  All Domestic  Securities  accepted by the Custodian on behalf of a Portfolio  under the terms of this Agreement  shall be in registered form, in "street name" or in other good delivery form.

      2.4  COLLECTION OF INCOME.  The Custodian  shall collect on a timely basis all income and other  payments  with respect to registered  Domestic  Securities held hereunder to which a Portfolio  shall be entitled either by law or pursuant to custom in the  securities  business,  and shall collect on a timely basis all income and other payments with respect to bearer Domestic  Securities if, on the date  of  payment  by the  issuer,  such  Domestic  Securities  are  held by the
Custodian  or agent  thereof  and  shall  credit  such  income or  payments,  as collected,  to the Portfolio's  account. The Custodian shall present for payment all Domestic  Securities held hereunder which may mature or be called,  redeemed or retired or otherwise become payable, and shall detach and present for payment all coupons  and other  income  items  requiring  presentation  as and when they become due, and shall  collect the amount  payable on Domestic  Securities  held hereunder.

      2.5. PAYMENT OF FUND MONIES.  Upon receipt of Proper  Instructions,  which may be  continuing  instructions  when deemed  appropriate  by the parties,  the
Custodian shall pay out monies of a Portfolio only in the following cases:

      (i)  upon  the  purchase  of  Domestic  Securities,  or  options,  futures contracts, options on futures contracts or forward currency contracts for the account of the  Portfolio,  but only (A) upon the  delivery of such  Domestic
   Securities, or evidence of title to such options, futures contracts,  options on futures or forward currency contracts, to the Custodian or a sub-custodian or agent  appointed  pursuant  to Section  2.8  hereof;  (B) in the case of a purchase  effected through a Securities  System,  upon receipt of advice from the Securities System that such Domestic  Securities have been transferred to the Account; or (C) in the case of repurchase agreements entered into between the Portfolio and the Custodian,  or a bank, or any other broker-dealer which is a member of NASD, upon such delivery of such Domestic Securities either in certificate form or through an entry crediting the Custodian's account at the
   Federal  Reserve  Bank of New York  with  such  Domestic  Securities  or upon delivery of the receipt evidencing purchase by the Portfolio of such Domestic
   Securities  owned  by  the  Custodian  along  with  written  evidence  of the agreement by the Custodian to repurchase  such Domestic  Securities  from the
   Portfolio;

      (ii) in payment for repurchase of shares issued by the Portfolio;

      (iii) in payment of any expense or  liability  incurred by the  Portfolio, including,  but not limited to, the following payments for the account of the
   Portfolio: interest, taxes, management,  accounting, transfer agent and legal fees and  other  operating  expenses  of the  Portfolio  whether  or not such expenses  are to be in whole  or part  capitalized  or  treated  as  deferred expenses;

      (iv) in payment of any  distributions  to shareholders or other holders of interests or shares in the Portfolio;

      (v) in payment of the amount of dividends  received in respect of Domestic
   Securities sold short;

      (vi) in connection  with the dissolution and liquidation of the Portfolio;
   or

      (vii) for any  other  proper  purpose,  but only  upon  receipt  of Proper
   Instructions  setting forth the amount of such payment, the purpose for which such  payment  is to be made and  naming  the  person or persons to whom such payment is to be made.

      2.6. LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES  PURCHASED.
In any and every case where payment for purchase of Domestic  Securities for the account of a Portfolio  is made by the  Custodian  in advance of receipt of such
Domestic  Securities in the absence of specific  written  instructions  from the
Portfolio to pay in advance,  the Custodian  shall be  absolutely  liable to the
Portfolio  for such  Domestic  Securities to the same extent as if such Domestic
Securities  had been  received by the  Custodian,  except  that,  in the case of repurchase  agreements entered into by a Portfolio with a bank which is a member of the Federal Reserve  System,  the Custodian may transfer funds to the account of such  bank  prior to the  receipt  of  written  evidence  that  the  Domestic
Securities  subject  to such  repurchase  agreement  have  been  transferred  by book-entry into a segregated non-proprietary account of the Custodian maintained with  the  Federal  Reserve  Bank  of New  York or of the  safekeeping  receipt, provided  that such  Domestic  Securities  have in fact been so  transferred  by book-entry.

      2.7. RESTRICTIONS ON THE CUSTODIAN. During the term of this Agreement, the
Custodian:

      (i) shall not permit any other  person or persons  to,  subject any of the
   Domestic Securities or other investments it holds on behalf of a Portfolio to any lien,  encumbrance or charge of any kind in favor of the Custodian or any person claiming through it; or

      (ii) shall permit the Domestic  Securities and other  investments it holds on behalf of a Portfolio to be subject,  at all times,  to  inspection by the
   Securities and Exchange Commission, through its employees or agents.

      2.8.  APPOINTMENT OF AGENTS AND  SUB-CUSTODIANS.  The Custodian may at any
time and from time to time  appoint  (and may at any time  remove)  any  banking institution  located in the United  States and  qualified  under the 1940 Act or
Futures Commission Merchant to act (i) as a sub-custodian of Domestic Securities and monies owned by a Portfolio,  upon terms and conditions  specified in Proper
Instructions,  or (ii) as its agent to carry out such of the  provisions of this
Article 2 as the Custodian of its responsibilities or liabilities  hereunder and the Custodian shall hold the Portfolio and Fund harmless from, and indemnify the
Portfolio  and  Fund  against,  any loss  that  occurs  as a  result  of (a) the negligence  of such  sub-custodian  or  agent  or (b) the  failure  of any  such sub-custodian  or  agent  to  exercise  reasonable  care  with  respect  to  the safekeeping of the Domestic Securities and monies of the Portfolio.

      2.9. OWNERSHIP  CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute any necessary declarations or certificates of ownership under the Federal income tax  laws  or  regulations,  or the  laws or  regulations  of any  other  taxing authority,  in connection  with receipt of income or other payments with respect to Domestic  Securities  of a Portfolio  held by the Custodian and in connection with transfers of such Domestic Securities.

      2.10.  PROXIES AND EVIDENCE OF  AUTHORITY.  The Custodian  shall,  without indication of the manner in which any proxies are to be voted or authority is to be exercised, promptly execute and deliver, or cause to be promptly executed and delivered by the registered holder of Domestic Securities  registered  otherwise than in the name of a Portfolio or a nominee of a Portfolio,  to such Portfolio, or to such persons as may be  designated  in Proper  Instructions,  all proxies, consents,  authorizations and any other instruments whereby the authority of the
Fund on behalf of the  Portfolio  to vote or consent  as owner of such  Domestic
Securities may be exercised.

      2.11. COMMUNICATIONS RELATING TO SECURITIES.  The Custodian shall transmit promptly to the Fund on behalf of its relevant Portfolio all written information
(including,  without  limitation,  pendency of calls and  maturities of Domestic
Securities  and  expirations  of rights in  connection  therewith and notices of exercise of put and call options  written by the  Portfolio  and the maturity of futures  or  forward  currency  contracts  purchased  or sold by the  Portfolio)
received by the Custodian from issuers of the Domestic Securities being held for the Portfolio.  With respect to tender or exchange  offers,  the Custodian shall transmit  promptly  to a  Portfolio  all  written  information  received  by the
Custodian  from issuers of the Domestic  Securities  whose tender or exchange is sought and from the party (or its agents)  making the tender or exchange  offer.
If a Portfolio  shall  desire to take action with  respect to any tender  offer, exchange offer or any other similar transaction,  the Portfolio shall notify the
Custodian at least two business days prior to the date on which the Custodian is to take such action.

      2.12.  INSPECTION BY INDEPENDENT PUBLIC  ACCOUNTANTS.  The Custodian shall permit  an  independent  public  accountant  chosen by the Fund on behalf of the relevant  Portfolio to verify by actual  examination,  at the end of each fiscal year of the  Portfolio,  at the end of the first six months of each such  fiscal year,  and at  least  one  other  time  during  each  such  fiscal  year as such accountant may choose, the Domestic  Securities,  futures contracts,  options on futures  contracts,  forward currency  contracts,  and other  investments of the
Portfolio held by the Custodian,  including  Domestic  Securities  deposited and maintained  in the  Securities  System,  and  the  accounting  system,  internal accounting control and procedures for safeguarding all such investments.

      3. DUTIES OF THE  CUSTODIAN  WITH  RESPECT TO ASSETS  HELD  OUTSIDE OF THE
UNITED STATES.

      3.1. APPOINTMENT OF FOREIGN  SUB-CUSTODIANS.  Subject to the 1940 Act, the
Custodian is authorized to employ,  in  accordance  with Section 3.5 hereof,  as sub-custodians  ("Foreign  Sub-Custodians")  for  the  Foreign  Securities  of a
Portfolio   maintained  outside  of  the  United  States,  the  foreign  banking institutions and foreign securities  depositories as may be designated in Proper
Instructions, each of which shall be an "Eligible Foreign Custodian" (as defined in the 1940 Act). Upon the receipt of Proper  Instructions,  the Custodian shall terminate the employment of any one or more of such  Sub-Custodians  maintaining custody of a Portfolio's Foreign Securities.

      3.2. ASSETS TO BE HELD. The Custodian shall limit the securities and other assets  maintained  in  the  custody  of  a  Foreign  Sub-Custodian  to  Foreign
Securities.

      3.3. FOREIGN SECURITIES DEPOSITORIES. Except as may otherwise be agreed in writing by the Custodian and the Fund,  Foreign  Securities of a Portfolio shall be  maintained  in  a  foreign  securities  depositories  that  is  an  Eligible
Securities  Depository as defined by Rule  17f-7(b)(1)  of the 1940 Act and only through arrangements  implemented by the foreign banking institutions serving as
Foreign Sub-Custodians pursuant to the terms hereof.

      3.4. SEGREGATION OF SECURITIES.  The Custodian shall identify on its books as belonging to each relevant Portfolio the Foreign Securities of that Portfolio held by each  Foreign  Sub-Custodian.  Each  agreement  pursuant  to  which  the
Custodian  employs  a  foreign  banking  institution  shall  require  that  such institution  establish  a  custody  account  for the  Custodian  on  behalf of a
Portfolio and  physically  segregate in that account  Foreign  Securities of the
Portfolio,  and, in the event that such institution  deposits Foreign Securities in a foreign securities depository,  that such institution shall identify on its books as belonging to the  Custodian,  as agent for the  Portfolio,  the Foreign
Securities so deposited.

      3.5. AGREEMENTS WITH FOREIGN BANKING  INSTITUTIONS.  Each agreement with a
Foreign  Sub-Custodian  shall provide that (a) a Portfolio's  Foreign Securities will not be subject to any right,  charge,  security interest,  lien of claim of any kind in favor of the Foreign Sub-Custodian or its creditors,  except a claim of payment  for their safe  custody  or  administration  or, in the case of cash deposits,  liens or rights in favor of  creditors  of the Foreign  Sub-Custodian arising under bankruptcy,  insolvency or similar laws; (b) beneficial  ownership of a Portfolio's  Foreign  Securities  will be freely  transferable  without the payment of money or value  other than for safe  custody or  administration;  (c)
adequate  records  will be  maintained  identifying  the assets  belonging  to a
Portfolio or as being held by a third party for the benefit of a Portfolio;  (d)
officers of or auditors employed by, or other  representatives of, the Custodian including,  to the extent permitted under applicable law, the Fund's independent public accountants, will be given access to the books and records of the Foreign
Sub-Custodian  relating to its actions under its agreement  with the  Custodian;
(e) Foreign Securities of a Portfolio held by the Foreign  Sub-Custodian will be subject  only to the  instructions  of the  Custodian  or its agents;  and (f) a
Portfolio will receive  periodic  reports with respect to the safekeeping of the
Portfolio's Foreign Securities,  including, without limitation,  notification of any  transfer to or from the  custodial  account or accounts  maintained  by the
Foreign Sub-Custodian for the Custodian on behalf of a Portfolio.

      3.6.  ACCESS OF  INDEPENDENT  ACCOUNTANTS  OF THE FUND.  Upon request of a
Portfolio,  the  Custodian  will  use  its  best  efforts  to  arrange  for  the independent  public  accountants of such Portfolio to be afforded  access to the books and  records of any  foreign  banking  institution  employed  as a Foreign
Sub-Custodian  to  the  extent  that  such  books  and  records  relate  to  the performance of any such foreign  banking  institution  under its agreements with the Custodian.

      3.7.  REPORTS BY CUSTODIAN.  The Custodian  will supply to the  Portfolios from time to time, as mutually agreed upon, statements in respect of the Foreign
Securities of the Portfolio  held by Foreign  Sub-Custodians,  including but not limited to an  identification  of entities  having  possession  of such  Foreign
Securities and  notification  of any transfers of such Foreign  Securities to or from  each  custodial  account  maintained  by a Foreign  Sub-Custodian  for the
Custodian on behalf of a Portfolio indicating, as to Foreign Securities acquired for the Portfolio, the identity of the entity having physical possession of such
Foreign Securities.

      3.8. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNTS.  (a) Upon receipt of Proper
Instructions,  which may be continuing  instructions when deemed  appropriate by the parties, the Custodian shall, or shall cause each Foreign  Sub-Custodian to, transfer,  exchange or deliver  Foreign  Securities  owned by a Portfolio,  but, except as otherwise provided herein, only as set forth in Section 2.2 hereof.

      (b)  Upon  receipt  of  Proper  Instructions,   which  may  be  continuing
instructions when deemed appropriate by the parties, the Custodian shall pay out or cause the  Foreign  Sub-Custodians  to pay out  monies of a  Portfolio,  but, except as otherwise provided herein, only as set forth in Section 2.5 hereof.

      (c)   Foreign   Securities   maintained   in  the  custody  of  a  Foreign
Sub-Custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 hereof.

      3.9. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign  Sub-Custodian shall require such institution to exercise  reasonable  care in the performance of its duties and (i) to indemnify and hold  harmless  the  Custodian  and each  Fund and its  Portfolios  from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's  performance of such obligations and
(ii) provide adequate insurance in the event of a loss of a Portfolio's  assets.
At the election of the Fund, a Portfolio  shall be entitled to be  subrogated to the rights of the  Custodian  with  respect to any claim  against a Foreign  Sub
Custodian as a consequence of any such loss, damage, cost, expense, liability or claim,  if and to the extent  that a  Portfolio  has not been made whole for any such loss, damage, cost, expense, liability or claim.

      3.10.  LIABILITY OF CUSTODIAN.  The Custodian shall be liable for the acts or  omissions  of a Foreign  Sub-Custodian  to the same  extent  set forth  with respect to  sub-custodians  generally in Section 2.8 hereof and,  regardless  of whether assets are maintained in the custody of a foreign banking institution, a foreign  securities  depository or a branch of a U.S. bank, the Custodian  shall not be liable for any loss, damage, cost, expense,  liability or claim resulting from, or caused by, the  direction by a Fund on behalf of one of its  Portfolios to maintain  custody of any Foreign  Securities of the Portfolio in a particular
foreign  country   including,   but  not  limited  to,  losses   resulting  from
nationalization,  expropriation,  currency  restrictions,  or  acts  of  war  or terrorism.

      3.11. MONITORING RESPONSIBILITIES. The Custodian shall furnish annually to the Portfolios, during the month of July, all information concerning any Foreign
Sub-Custodians  employed  by the  Custodian  required  under the 1940 Act and/or reasonably requested by the Portfolios. In addition, the Custodian will promptly inform  the Fund in the  event  that the  Custodian  shall  learn of a  material adverse change in the financial or other condition of a Foreign Sub-Custodian or shall be  notified  by a  foreign  banking  institution  employed  as a  Foreign
Sub-Custodian  that  there  appears  to be a  substantial  likelihood  that  its shareholders'  equity  will  decline  below $200  million  (U.S.  dollars or the equivalent  thereof) or that its  shareholders'  equity has declined  below $200 million (in each case  computed  in  accordance  with  generally  accepted  U.S.
accounting principles).

      4. PROPER INSTRUCTIONS. Proper Instructions as used herein means a writing signed  or  initialed  by one or  more  persons  (which  may  include  a  Fund's
investment   adviser  and  or  subadviser   and  their   respective   authorized
representatives)  whom the  Board of that  Fund  shall  have  from  time to time authorized by written formal resolution to give such  instructions.  Each Proper
Instruction  shall set forth the  specific  transaction  or type of  transaction involved, including a specific statement of the purpose for which such action is requested.  Oral  instructions  will be considered  Proper  Instructions  if the
Custodian  shall  reasonably  believe  them  to  have  been  given  by a  person authorized  as set forth  above to give such  instructions  with  respect to the transaction  involved.  Each  Fund  shall  cause  all  oral  instructions  to be confirmed in writing.  Proper Instructions may include  communications  effected directly  between  electro-mechanical  or electronic  devices  provided that the
Board of the  relevant  Fund and the  Custodian  shall have  agreed to  security procedures reasonably designed to safeguard the Portfolio's assets.

      5. ACTIONS PERMITTED WITHOUT EXPRESS  AUTHORITY.  The Custodian may in its
discretion, without express authority from a Portfolio:

      (i) make payments to others for minor  expenses of handling  securities or other similar items  relating to its duties under this  Agreement;  PROVIDED,
   HOWEVER, that all such payments shall be accounted for to the Portfolio;

      (ii)  surrender  securities in temporary form for securities in definitive form;

      (iii) endorse for collection, in the name of the Portfolio, checks, drafts and other orders for the payment of money  received by the  Custodian for the account of the Portfolio; and

      (iv) in general,  attend to all  non-discretionary  details in  connection with the sale, exchange, substitution,  purchase, transfer and other dealings with the  securities  and  property  of the  Portfolio,  except as  otherwise directed by the Board.

      6. EVIDENCE OF AUTHORITY. The Custodian shall be entitled to rely upon any instructions,  notice,  request,  consent,  certificate  or other  instrument in writing  reasonably  believed  by it to be  genuine  and to have  been  properly executed by or on behalf of a Portfolio.  The Custodian may receive and accept a certified  copy of  resolutions or consents of the Board of the relevant Fund as conclusive evidence of (i) the authority of any person to act in accordance with such  resolutions  or  consents or (ii) any  determination  or any action by the
Board  of that  Fund as  described  in  such  resolution  or  consent  and  such resolutions  or consents  may be  considered  as in full force and effect  until receipt by the Custodian of written notice to the contrary.

      7. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT. The Custodian
shall  cooperate  and supply  necessary  information  to the entity or  entities appointed by a Fund to keep the books of account of its applicable Portfolios.

      8.  RECORDS.  (a) The Custodian  shall  create,  maintain and preserve all records  relating to its activities and  obligations  under this Agreement for a
Portfolio in such manner as will meet the  obligations of that  Portfolio  under the 1940 Act, including, without limitation,  Section 31 thereof and Rules 31a-1 and 31a-2 promulgated thereunder,  applicable Federal and state tax laws and any other law or  administrative  rules or procedures  which maybe applicable to the
Portfolio.  All such records shall be the property of the Portfolio and shall at all  times  during  the  regular  business  hours of the  Custodian  be open for inspection  by duly  authorized  officers,  employees or agents of the Portfolio
(including the Portfolio's  investment  adviser) and employees and agents of the
Securities and Exchange Commission.

      (b) The Custodian shall, at the Portfolio's request, supply each Portfolio with a tabulation of securities  owned by each of its Portfolios and held by the
Custodian and shall,  when requested to do so by the Fund,  include  certificate numbers in such  tabulations.  Copies of all  notifications  from the Securities
System of transfers of securities  for the account of each Fund on behalf of its
Portfolios  shall be  maintained by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish each Fund confirmation of each  transfer to or from the account of one of its  Portfolios in the form of a written notice and shall furnish to the Fund copies of daily transaction  sheets reflecting each day's  transactions in the Securities  System for the account of the Portfolio.

      9.  OPINIONS AND REPORTS OF  INDEPENDENT  ACCOUNTANTS.  (a) The  Custodian
shall take all reasonable  action, as a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Portfolio's  independent accountants  with respect to its  activities  hereunder in  connection  with the
Fund's Form N-1A and Form N-SAR or other reports to the  Securities and Exchange
Commission and with respect to any other requirements of such Commission.

      (b) The  Custodian  shall  provide  each  Fund,  on  behalf of each of its
Portfolios  at such times as the Fund may  reasonably  require,  with reports by independent  public accountants on the accounting  system,  internal  accounting controls and  procedures  for  safeguarding  securities,  futures  contracts and options on futures contracts,  including  securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this  Agreement;  such reports,  shall be of sufficient  scope and in sufficient detail,  as may  reasonably  be  required  by the  Fund  to  provide  reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

      10.  RESPONSIBILITY  OF  CUSTODIAN.  So long as and to the extent  that it shall exercise  reasonable  care, the Custodian shall not be responsible for the title,  validity or  genuineness  of any  property or evidence of title  thereto received  by it or  delivered  by it  pursuant  to this  Agreement  and shall be entitled  to rely  upon  any  notice,  request,  consent,  certificate  or other instrument  reasonably  believed  by it to be  genuine  and to be  signed by the proper  party  or  parties.  The  Custodian  shall  be held to the  exercise  of reasonable  care  and due  diligence  in  carrying  out the  provisions  of this
Agreement  and  shall not be liable  for any loss or damage  arising  out of any action  taken or  omitted to be taken by it without  negligence.  The  Custodian shall be entitled to rely on and may act upon advice of counsel  with respect to questions or matters of law,  and shall not be liable for any action  reasonably taken or omitted to be taken pursuant to such advice.

      11.  EFFECTIVE  PERIOD,  TERMINATION  AND AMENDMENT.  This Agreement shall become  effective upon  execution,  shall continue in full force and effect with respect to a Portfolio  until the Portfolio  shall  liquidate in accordance with applicable law (unless earlier terminated as herein provided), may be amended at any time by mutual  agreement of the parties hereto,  as may be permitted by the
1940 Act,  and may be  terminated,  as set forth  herein,  by a Portfolio or the
Custodian by an instrument in writing delivered or mailed,  postage prepaid,  to the other party, such termination to take effect not sooner than sixty (60) days after  the  date of such  delivery  or  mailing.  A  Portfolio  may at any  time terminate this Agreement and substitute a bank or trust company  qualified under the 1940 Act as a successor  custodian  for the  Custodian  by giving  notice as described above to the Custodian.  In addition,  a Portfolio may (without giving the above-described notice) terminate this Agreement immediately up the event of the  appointment  of a  conservator  or receiver  for the  Custodian or upon the happening of a like event at the direction of an appropriate  regulatory  agency or court of  competent  jurisdiction.  Notwithstanding  anything to the contrary contained herein,  the Custodian may terminate this Agreement upon its selection of a successor  custodian to provide the services  required  hereunder  which is qualified under the 1940 Act and is reasonably satisfactory to the Portfolios.

      12. SUCCESSOR  CUSTODIAN.  (a) If a successor custodian shall be appointed pursuant to Section 11 hereof,  the  Custodian  shall  promptly  deliver to such successor  custodian at the office of the  Custodian,  duly  endorsed and in the form for transfer,  all  securities  then held by it  hereunder,  along with the funds and other  properties  held by the  Custodian on behalf of the  Portfolios under  this  Agreement,  and  shall  transfer  to an  account  of the  successor custodian all of the Portfolios' securities held in a Securities System.

      (b) If this Agreement shall terminate and/or no successor  custodian shall be appointed as provided  herein,  the  Custodian  shall,  in like manner,  upon receipt of a certified copy of the  resolutions or consents of the Boards of the
Funds,  deliver at the office of the  Custodian  and transfer  such  securities, funds and other properties in accordance with such  resolutions or consents.  In the event that no written order  designating a successor  custodian or certified copy of  resolutions  or consents of a Board  shall have been  delivered  to the
Custodian on or before the date when the  termination  of this  Agreement  shall become  effective,  then the Custodian shall have the right to deliver to a bank or trust  company,  which is a "Bank" as defined in the 1940 Act, doing business in New York of the  Custodian's  own  selection,  having an  aggregate  capital, surplus,  and undivided  profits,  as shown by its last published report, of not less than  $25,000,000,  all securities,  funds,  and other  properties (and all instruments  relating  thereto) held by the Custodian  under this Agreement with respect  to that  Fund,  and to  transfer  to an  account  of such bank or trust company all of that Fund's Portfolios' securities held in any Securities System.
Any bank or trust company  selected to be the  successor of the Custodian  under this Agreement shall enter into an agreement with a Fund substantially identical in substance hereto.

      13.  ARBITRATION.  The parties  shall  determine and settle any dispute or controversy  which shall arise out of or relate to this Agreement by arbitration in the City of New York  pursuant to the rules and  procedures  of the  American
Arbitration Association's Securities Arbitration Rules.

      14. PRIOR  CONTRACTS,  ETC. This Agreement sets forth the entire agreement and  understanding  of the parties  hereto with  respect to the matters  covered hereby and the relationship  between the Funds, the Portfolios and the Custodian
(in its capacity as custodian for the Portfolios). This Agreement shall inure to the benefit of and be binding upon the Funds,  the Portfolios and the Custodian, and their respective successors, legal representatives and permitted assigns.

      15. NOTICES.  All  communications  hereunder,  except as herein  otherwise specifically provided, shall be in writing and, if sent to the Custodian,  shall be mailed,  delivered, sent by facsimile or telegraphed and confirmed to Banc of
America  Securities,  9 West 57th Street,  New York, New York 10019,  Attention:
Glen C. Dailey,  Managing  Director,  Fax number (212) 583-8638 and if sent to a
Fund, shall be mailed, delivered, sent by facsimile or telegraphed and confirmed to Security Funds, One Security Benefit Place, Topeka, Kansas,66636,  Attention:
James R. Schmank,  President, Fax number (785) 438-3080, with a copy to Security
Funds, One Security Benefit Place, Topeka, Kansas 66636S, Attention: Amy J. Lee,
Secretary, Fax number (785) 438-3080.

      16.  GOVERNING LAW. This Agreement  shall be construed in accordance  with the  laws  of  the  State  of New  York,  without  regard  to  conflicts  of law principles.  To the extent that the applicable laws of the State of New York, or any of the provisions  herein,  conflict with the  applicable  provisions of the
1940 Act, the latter shall  control,  and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Securities and
Exchange Commission thereunder.

      17.  TRANSMISSION  OF  AGREEMENT.  An executed  copy of this  Agreement as approved  pursuant  to Rule  17f-1(c)  promulgated  under  the 1940 Act shall be transmitted to the Securities  and Exchange  Commission  promptly after the date hereof.

      IN WITNESS  WHEREOF,  each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized  representative as of the date first above written.

ATTEST:                                    SECURITY EQUITY FUND

-------------------------------------      -------------------------------------
Amy J. Lee                                 James R. Schmank
Secretary                                  President

ATTEST:                                    SBL FUND

-------------------------------------      -------------------------------------
Amy J. Lee                                 James R. Schmank
Secretary                                  President

ATTEST:                                    BANC OF AMERICA SECURITIES LLC

-------------------------------------      -------------------------------------
[TYPED NAME AND TITLE]                     Glen C. Dailey - Managing Director

                                   SCHEDULE 1
                   Series of Funds to which Agreement Applies

Security Equity Fund
o  Alpha Plus Series

SBL Fund
o  Series Z (Alpha Plus)